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                                                                     Exhibit 5.2


                                  EXHIBIT 5.2

                          EQUINE NUTRACEUTICALS, INC.
                          AUDITED FINANCIAL STATEMENTS
                    FOR FISCAL YEAR ENDED DECEMBER 31, 2001



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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)


                             (a Nevada corporation)

                                Boulder, Colorado

                              Financial Statements

                                December 31, 2001


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)

                                TABLE OF CONTENTS


Independent Auditors' Report                                                                         Page 1
Balance Sheet
       December 31, 2001                                                                             Page 2
Statements of Income and Accumulated deficit
       Period from Inception (December 12, 2001) to December 31, 2001                                Page 3
Statement of Stockholders' Equity
       Period from Inception (December 12, 2001) to December 31, 2001                                Page 4
Statements of Cash Flows
       Period from Inception (December 12, 2001) to December 31, 2001                                Page 5
Notes to Financial Statements                                                                        Page 6



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                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Equine NUTRACEUTICALS, Inc.
Boulder, Colorado


We have audited the accompanying balance sheet of Equine Nutraceuticals, Inc. (a development stage enterprise) (a Nevada corporation) as of December 31, 2001, and the related statements of income, stockholders equity, and cash flows for the period from inception (December 12, 2001) through December 2001. These financial statements are the responsibility of the Company's management. Our responsibilities express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States America. Those standards require that we plan and perform the audit to obtain reasonable assurance at whether the financial statements are free of material misstatement. An audit includes examining, on a to evidence supporting the amounts and disclosures in the financial statements. An audit also includes as, the accounting principles used and significant estimates made by management, as well as evaluating the financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Tenant position of Equine Nutraceuticals, Inc. (a development stage enterprise) as of December 31, 2001, and of its operations and its cash flows for the period from inception (December 12, 2001) through December in conformity with accounting principles generally accepted in the United States of America.



                                        Certified Public Accountants


Boulder, Colorado
January 28, 2002
                                                                          Page 1
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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                                  Balance Sheet
                                December 31, 2001


   ASSETS
   Current Assets
     Cash                                                                        $        7,222
                                                                                 --------------
                Total current assets                                                      7,222
                                                                                 --------------
   Furniture and Equipment, at cost
     Furniture and equipment                                                                644
     Less: accumulated depreciation                                                           5
                                                                                 --------------
                Net furniture and equipment                                                 639
                                                                                 --------------
                Total assets                                                     $        7,861
                                                                                 --------------
                                                                                 --------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
     Accounts payable and accrued expenses                                       $        2,476
                                                                                 --------------
                Total current liabilities                                                 2,476
                                                                                 --------------
   Stockholders' equity
     Common stock, .001 par value, 100,000,000 shares
       authorized, 11,000,000 issued and outstanding                                      1,000
     Additional paid-in capital                                                           6,914
     Accumulated deficit                                                                 (2,529)
                                                                                 --------------
                Total stockholders' equity                                                5,385
                                                                                 --------------
                Total liabilities and stockholders' equity                       $        7 861
                                                                                 --------------
                                                                                 --------------


The accompanying Notes are an integral part of this financial statement   Page 2


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)

                  Statements of Income and Accumulated deficit
         Period from Inception (December 12, 2001) to December 31, 2001



    Net sales                                                    $          -
    Cost of Sales                                                           -
                                                                 ------------
    Gross Profit                                                            -
    Operating Expenses                                                  2,529
                                                                 ------------
    Operating Income                                                   (2,529)
                                                                 ------------
    Income Before Provision for Income Taxes                           (2,529)
    Provision for Income Taxes                                              -
                                                                 ------------
    Net Loss                                                     $     (2,529)
                                                                 ------------
                                                                 ------------

The accompanying Notes are an integral part of this financial statement   Page 3


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                          EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                        Statement of Stockholders' Equity


                                                                                         Deficit
                                                                                       Accumulated
                                                                         Additional      During
                                          Common           Stock          Paid-in      Development
                                          Shares           Amount         Capital         Stage
Issuance of common stock on
  December 19, 2001 for
  services provided                      10,000,000     $        -     $        -     $

Issuance of common shares for
  cash on December 19, 2001
  during private placement                1,000,000          1,000          9,000

Organization costs                                                         (2,086)

Net loss for period from inception
 (December 12, 2001) to
 December 31, 2001                                                                         (2,529)
                                         ----------     ----------     ----------     -----------
Balance, December 31, 2001               11,000,000     $    1,000     $   6, 914     $    (2,529)
                                         ----------     ----------     ----------     -----------
                                         ----------     ----------     ----------     -----------

The accompanying Notes are an integral part of this financial statement   Page 4


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                                 EQUINE NUTRACEUTICALS, INC.
                              (a development stage enterprise)
                                   Statement of Cash Flows
              Period from Inception (December 12, 2001) to December 31, 2001


    Cash Flows from Operating Activities
     Net loss                                                         $  (2,529)
     Adjustment to reconcile net (loss) to net cash
       provided (used) by operating activities
       Depreciation and amortization                                          5
     Changes in working capital items
       Accrued expenses and other liabilities                             2,476
                                                                      ---------
         Net cash (used) by operating activities                            (48)
                                                                      ---------
    Cash Flows from Investing Activities
     Purchase of furniture and equipment                                   (644)
                                                                      ---------
         Net cash (used) by investing activities                           (644)
                                                                      ---------
    Cash Flows from Financing Activities
     Proceeds from sale of common stock                                   7,914
                                                                      ---------
         Net cash provided by financing activities                        7,914
                                                                      ---------
     Net Increase (Decrease) in Cash and Cash Equivalents                 7,222
     Cash and Cash Equivalents at Beginning of Period                         -
                                                                      ---------
     Cash and Cash Equivalents at End of Year                         $   7,222
                                                                      ---------
                                                                      ---------

The accompanying Notes are an integral part of this financial statement   Page 5


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)

                          Notes to Financial Statements
                                December 31, 2001



Note 1 - Summary of Significant Accounting Policies

         COMPANY'S ACTIVITIES. Equine Nutraceuticals, Inc. (the Company) was incorporated in December. The Company intends to provide quality supplementation for the horse industry.

         USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect cE reported amounts and disclosures. Accordingly, actual results could differ from those estimate

         DEPRECIATION. The Company provides for depreciation using the straight-line method over live: years for furniture and equipment.

         CASH EQUIVALENTS. Cash equivalents are short-term, highly-liquid investments that are both re convertible to known amounts of cash and so near their maturity that they present insignificant changes in value because of changes in interest rates.

         INCOME TAXES. The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statement returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred 1 as of December 31, 2001 has been established to reflect these uncertainties. The deferred tax before valuation allowances is approximately $600 for federal and state purposes.

         The Company has net operating loss carryforwards of $2,591, which can be used to offset future taxable income through 2021.

         DEVELOPMENT STAGE OPERATIONS. The Company focuses its initial and principal efforts on establishing research and development of state of the art vaccines and formulas for equestrian health and performance.

         STOCK ISSUED. The company is authorized to issue 100,000,000 shares of common stock with value of $0.001 per share. During the period from inception (December 12, 2001) to December 2001, the Company issued 1,000,000 shares for $10,000 and 10,000,000 shares were issue past consideration.


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